Camber Energy, Inc. 8-K

Exhibit 10.2

FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT

This First Amendment to Stock Purchase Agreement (“Amendment”) is made and entered into on December 3, 2018 (“Amendment Date”), by and between Camber Energy, Inc., a Nevada corporation, (“Company”), and the investor whose name appears below (“Investor”).

Recitals

A.

On November 23, 2018, Company and Investor entered into a Stock Purchase Agreement (“Agreement”) pursuant to which Investor agreed to purchase shares of Series C Redeemable Convertible Preferred Stock (“Preferred”) convertible into shares of Common Stock of the Company (“Common Stock”) pursuant to a Certificate of Designations of Preferences, Powers, Rights and Limitations of Series C Redeemable Convertible Preferred Stock filed by the Company with the Secretary of State of Nevada on August 25, 2016, as amended to date (“Certificate”).

B.

As an accommodation to Company and in order to help facilitate implementation of Company’s business plan, Investor is willing to amend the Agreement in accordance with the terms hereof.

C.

Certain capitalized terms used herein, but not otherwise defined herein, have the meanings given to such terms in the Agreement and/or the Certificate.

Agreement

In consideration of the premises, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Company and Investor agree as follows:

1.

Amendments to Agreement.  Effective on the Amendment Date, the Agreement shall be deemed amended, restated and superseded by the following:

(a)	In Section II.D of the Agreement, 106 is changed to 263, and $1,000,000.00 is changed to $2,500,000.00; and
(b)	In the definition of Base Volume in Exhibit I of the Agreement, $1 million is changed to $800,000.00.

2.

Acknowledgement. Company hereby acknowledges and agrees that Investor has at all times fully and completely complied with all of its obligations under the Agreement, the Certificate and all other Transaction Documents between Company and Investor, and that all Delivery Notices and calculations provided by Investor to Company were and are fully correct and accurate in all respects.

3.

Ratification. Except as expressly provided herein, the Agreement, which is incorporated by reference as though set forth in full herein, and Certificate are hereby ratified and affirmed in all respects, and remain in full force and effect. Except as expressly provided herein, the execution of this Amendment shall not operate as a waiver of any right, power or remedy of the Investor, constitute a waiver of any provision of any of the Agreement, Certificate or any Transaction Document or serve to effect a novation of the obligations under the Agreement, Certificate or any Transaction Document. Except as expressly provided herein, the Agreement and all Transaction Documents between Company and Investor shall continue in full force and effect and nothing herein shall act as a waiver of any of the Investor’s rights under any of the foregoing.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories on the Amendment Date.

Company:

CAMBER ENERGY, INC.

By:
Name:
Title:

Investor:

Investor Name

By:
Name:
Title:

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